Exhibit 10.34

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION OF

SERIES D PREFERRED STOCK

OF

LATTICE INCORPORATED

Series D Convertible Preferred Stock

Pursuant to Section 151(g) of the Delaware General Corporation Law, Lattice Incorporated, a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.
Having obtained the consent of the holders of seventy-five percent (75%) of the outstanding shares of Series D Preferred Stock, the following resolutions were duly adopted by the Board of Directors of the Corporation on April 12, 2011.

RESOLVED, that the Certificate of Designation of Series D Convertible Preferred Stock of the Corporation, filed with the Delaware Secretary of State on February 10, 2011 (the “Certificate”), shall be amended by amending and restating the following sections of Exhibit A to the Certificate:

“Purchase Agreement” means the Securities Purchase Agreements dated for execution as of February 11, 2011, and March 28, 2011, relating to the issuance of the Company’s Series D Preferred Stock, as amended, modified or supplemented from time to time in accordance with its terms, a copy of which is on file at the principal offices of the Company.

Section 2. Designation, Amount and Par Value. The series of preferred stock, par value $.01 per share (“Preferred Stock”) consisting of six hundred thirty six thousand four hundred (636,400) shares shall be designated as the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and the number of shares so designated shall be (which shall not be subject to increase without the consent of all of the holders of 75% of the then outstanding shares of Series D Preferred Stock (each a “Holder” and collectively, the “Holders”)). In the event of the conversion of shares of Series D Preferred Stock into this Company’s Common Stock, pursuant to Section 6 hereof, or in the event that the Company shall otherwise acquire and cancel any shares of Series D Preferred Stock, the shares of Series D Preferred Stock so converted or otherwise acquired and canceled shall have the status of authorized but unissued shares of preferred stock, without designation as to series until such stock is once more designated as part of a particular Series by the Company’s Board of Directors. In addition, if the Company shall not issue the maximum number of shares of Series D Preferred Stock, the Company may, from time to time, by resolution of the Board of Directors and the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock, reduce the number of shares of Series D Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series D Preferred Stock then issued or reserved for issuance. The number of shares by which the Series D Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such stock is once more designated as part of a particular Series by the Company’s Board of Directors. The Board of Directors shall cause to be filed with the Secretary of State of the State of Delaware such certificate as shall be necessary to reflect any reduction in the number of shares constituting the Series D Preferred Stock. The Series D Preferred Stock shall be senior to the Series B Redeemable Preferred Stock (“Series B Preferred Stock”) upon voluntary or involuntary liquidation, dissolution or winding up. The Company may pay the dividends and redemption price to the holders of the Series B Preferred Stock as provided in the statement of designations relating to the Series B Preferred Stock, except that, in the event of a liquidation, dissolution or winding up, the rights of the holders of the Series B Preferred Stock shall be junior to the rights of the holders of the Series D Preferred Stock.

IN WITNESS WHEREOF, Lattice Incorporated has caused this certificate to be signed by the president this 12th day of April, 2011.

By:	/s/ Joe Noto
Name: Joseph Noto
Title: Chief Financial officer